Exhibit 10.18

Second Amendment
to the
Xcel Energy Senior Executive Severance and Change-In-Control Policy

THIS SECOND AMENDMENT is made this 26th day of October, 2011, by Xcel Energy Inc. (the “Principal Sponsor”).

WITNESSETH:

WHEREAS, the Principal Sponsor maintains the Xcel Energy Senior Executive Severance and Change-In-Control Policy (the “Policy”), and

WHEREAS, the Board of Directors of the Principal Sponsor (the “Board”) has reserved the right to make amendments to the Policy, and

WHEREAS, the Board wishes to amend the Policy in certain respects effective October 26, 2011.

NOW, THEREFORE, the Board hereby amends the Policy effective October 26, 2011, as follows:

1.	The following new Section 4.7 shall be added to the Policy:

4.7	Gross Up Payment Eligibility Frozen to New Participants

The Gross Up provisions of Section 4.5 and 4.6 herein shall only apply to individuals who are Participants and otherwise eligible for the benefits provided according to the terms of such Sections (i.e. Tier I Participant) as of October 26, 2011. Any new Participant, or an existing Participant whose status changes from a Tier II Participant to a Tier I Participant effective on or after October 26, 2011 shall not be eligible for the Gross Up benefits provided therein.

Savings Clause.  Except as hereinabove set forth, the Xcel Energy Senior Executive Severance and Change-In-Control Policy shall continue in full force and effect.

IN WITNESS WHEREOF, Xcel Energy Inc. has caused this instrument to be enacted by its duly authorized officer as of the date set forth to be effective October 26, 2011.

XCEL ENERGY INC.

By:/s/ Benjamin G.S. Fowke III

Its Chairman, President and Chief Executive Officer